As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-262411

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English)

Quebec	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number (if applicable))

545 Promenade du Centropolis

Suite 100

Laval, Quebec

Canada H7T 0A3

(450) 687-2262

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, New York, NY 10011

(212) 894-8700

(Name, address, (including zip code) and telephone number (including area code) of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

François Paradis Osler, Hoskin & Harcourt LLP 1000 De La Gauchetiére Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 (514) 904-8100	John Wirt, Esq. General Counsel c/o Neptune Wellness Solutions Inc. 545 Promenade du Centropolis, Suite 100 Laval, Quebec, Canada H7T 0A3 (450) 687-2262	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Approximate date of commencement of proposed sale of the securities to the public:

Not applicable. Removal from registration of

securities that were not sold pursuant to this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (No. 333-262411) initially filed with the Securities and Exchange Commission (the “Commission”) by Neptune Wellness Solutions Inc. (the “Registrant”) on January 28, 2022 (the “Registration Statement”), pertaining to the registration of offers and sales by the Registrant of US$50,000,000 of common shares, warrants to purchase common shares, and units (all of the foregoing collectively, the “Securities”).

The Registrant is terminating all offerings of its securities pursuant to the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, Canada, on August 5, 2022.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ John S. Wirt
Name:	John S. Wirt
Title:	General Counsel and Corporate Secretary

Other than the signature of the Authorized Representative pursuant to Section 6(a) of the Securities Act of 1933, as amended (the “Securities Act”), no other person is required to sign this Post-Effective Amendment to the Registration Statement pursuant to Rule 478 of the Securities Act.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on August 5, 2022.

NEPTUNE WELLNESS SOLUTIONS INC.

By:	/s/ John S. Wirt
Name:	John S. Wirt
Title:	General Counsel and Corporate Secretary